Exhibit 10.3

FIFTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”), dated as of March 3, 2022, is executed and delivered by OLO INC. (f/k/a Mobo Systems, Inc.) and WISELY, LLC (collectively, “Borrower”) and PACIFIC WESTERN BANK, a California state chartered bank (“Bank”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to those terms in the Loan Agreement (as defined below).

RECITALS

a.Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of February 11, 2020, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of April 29, 2021, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of August 13, 2021, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of December 9, 2021, and that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of January 13, 2022 (the “Original Agreement”).

b.From and after the date hereof, Borrower and Bank desire to supplement the terms and provisions of the Original Agreement as provided herein. The Original Agreement as amended hereby and as the same may be hereafter supplemented, amended, modified or restated from time to time is hereinafter referred to as the “Loan Agreement.”

NOW, THEREFORE, in consideration of the promises herein contained, and for other good and valuable consideration (the receipt, sufficiency and adequacy of which are hereby acknowledged), the parties hereto (intending to be legally bound) hereby agree as follows:

1.Incorporation. The foregoing preamble and recitals are incorporated herein by this reference.

2.Consent.

(a)Reference is made to that certain Agreement and Plan of Reorganization (the “Merger Agreement”), dated February 20, 2022, by and among Olo Inc. (“Olo”), Ramsey Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Omnivore Technologies, Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services, LLC, a Colorado limited liability company, as representative of the securityholders of the Company (the “Representative”). As a result of the transactions contemplated in the Merger Agreement, Olo will own 100% of the Company, as the surviving entity of such transactions (“New Subsidiary”). The total value of the cash consideration payable under the Merger Agreement, whether directly to the securityholders of the Company at closing or escrowed, is $50,000,000 (the “Closing Payment”) and is subject to a working capital adjustment and other purchase price adjustments, as provided in the Merger Agreement (the “Consideration Adjustments”). The transactions contemplated in the Merger Agreement, including the Closing Payment and the Consideration Adjustments, are hereinafter referred to collectively as the “Project Ramsey Transactions.”

(b)Borrower has requested Bank’s consent in connection with the Project Ramsey Transactions. Pursuant to Section 7.3 of the Loan Agreement, Bank hereby consents to the Project Ramsey Transactions and agrees that the Project Ramsey Transactions shall constitute “Permitted Investments” for all purposes under the Loan Agreement, subject to the satisfaction of the conditions set forth in Section 9 hereof and subject to the following:

i.The Project Ramsey Transactions shall be consummated substantially in accordance with the Merger Agreement, and the Merger Agreement shall not be materially amended, restated, supplemented or modified without Bank’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed;

ii.All material stated conditions set forth in the Merger Agreement shall have been satisfied and not waived without Bank’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; and

iii.Borrower    shall    supply    to    Bank    written    evidence    of    the consummation of the Project Ramsey Transactions.

(c)Borrower shall within 60 days (or such longer period of time as agreed to by Bank in its sole discretion) following the “Effective Time” under the Merger Agreement (i) pledge to Bank 100% of the capital stock of New Subsidiary in accordance with Section 6.9 of the Loan Agreement, (ii) cause New Subsidiary to become a co-borrower under the Loan Agreement in accordance with Section 6.9 of the Loan Agreement and (iii) execute, and cause New Subsidiary to execute, such amendments, assumption documents, security agreements, and related documents and agreements as Bank shall reasonably request in order to effectuate the foregoing. Failure to take the actions described in this paragraph 2(c) within the timeframes set forth herein shall constitute an immediate Event of Default under the Loan Agreement.

(d)This Consent is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or any other Loan Document (except as specifically set forth herein), or (ii) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document.

3.Amendment. The Loan Agreement is hereby amended, as follows:

(a)Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

6.7.Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants:

(a)Minimum EBITDA. Measured monthly and calculated on a trailing-three-months basis, Borrower shall achieve EBITDA of at least the amounts shown in the table immediately below for the corresponding reporting periods.

Reporting Period Ending	Minimum EBITDA
January 31, 2022	$4,000,000

February 28, 2022	$3,700,000
March 31, 2022	$800,000
April 30, 2022	($700,000)
May 31, 2022	($600,000)

(b)Minimum Revenue. Measured monthly and calculated on a cumulative basis beginning January 1, 2022, Borrower shall achieve Revenue of at least the amounts shown in the table immediately below for the corresponding reporting periods.

Reporting Period Ending	Minimum Revenue
January 31, 2022	$11,000,000
February 28, 2022	$22,000,000
March 31, 2022	$34,000,000
April 30, 2022	$46,000,000
May 31, 2022	$60,000,000
June 30, 2022	$73,000,000
July 31, 2022	$88,000,000
August 31, 2022	$103,000,000
September 30, 2022	$120,000,000
October 31, 2022	$137,000,000
November 30, 2022	$154,000,000
December 31, 2022	$173,000,000

For subsequent reporting periods, Bank and Borrower hereby agree that, on or before February 1 of each year during the terms of this Agreement, Borrower shall provide Bank with a budget for such year, which shall be approved by Borrower’s Board of Directors, and Bank shall use that budget to establish the minimum EBITDA and minimum Revenue amounts for such year, with such amounts being incorporated herein by an amendment, which Borrower hereby agrees to execute.

(b) Section 7.2 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

7.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal year; Change in Control. Change its name or the state of Borrower’s formation or relocate its chief executive office without 30 days’ prior written notification to Bank; replace or suffer the departure of its chief executive officer or chief financial officer without delivering written notification to Bank within 10 days; fail to appoint an interim replacement or fill a vacancy in the position of chief executive officer or chief financial officer for more than 30 consecutive days; or suffer the resignation of one or more directors from its board of directors in anticipation of Borrower’s insolvency, in each case without the prior written consent of Bank which may be withheld in Bank’s sole discretion; take action to liquidate, wind up, or otherwise cease to conduct business in the ordinary course; engage in any business, or permit any of its Subsidiaries to engage in any business, other than as reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; convert to another form of incorporation or unincorporated business or entity; have a Change in Control; Divide.

4.Representations and Warranties. Borrower hereby represents and warrants to Bank, which representations and warranties shall survive the execution and delivery hereof, that: (a) this Amendment is the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and (b) except as otherwise set forth below, each of the representations and warranties contained in the Loan Agreement, as well as all other representations and warranties contained in the other Loan Documents, are true and correct in all respects to the extent required under the Loan Agreement.

5.Successors and Assigns. This Amendment shall be binding upon Borrower and Bank’s successors and assigns and shall inure to the benefit of Borrower and Bank’s successors and assigns. No other person or entity shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment. Borrower may not assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Bank.

6.Severability; Construction. Wherever possible, each provision of this Amendment shall be interpreted in such a manner so as to be effective and valid under applicable law, but, if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment. All obligations of Borrower and rights of Bank expressed herein shall be in addition to and not in limitation of those provided by applicable law.

7.Counterparts; Facsimile and Other Electronic Transmission. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute for all purposes effective delivery thereof. Electronic records of this executed Amendment maintained by Bank shall be deemed to be originals.

8.GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND BE CONSTRUED, ENFORCED AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

9.WAIVER OF JURY TRIAL. BANK AND BORROWER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. ALL DISPUTES, CONTROVERSIES, CLAIMS, ACTIONS AND SIMILAR PROCEEDINGS ARISING WITH RESPECT TO BORROWER’S ACCOUNT(S) OR ANY RELATED AGREEMENT OR TRANSACTION SHALL BE BROUGHT IN THE GENERAL COURT OF JUSTICE OF NORTH CAROLINA SITTING IN DURHAM COUNTY, NORTH CAROLINA OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF NORTH

CAROLINA, EXCEPT AS PROVIDED BELOW WITH RESPECT TO ARBITRATION OF SUCH MATTERS. IF THE JURY WAIVER SET FORTH IN THIS SECTION IS NOT ENFORCEABLE, THEN ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN WILL BE FINALLY SETTLED BY BINDING ARBITRATION IN DURHAM COUNTY, NORTH CAROLINA IN ACCORDANCE WITH THE THEN-CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION BY ONE ARBITRATOR APPOINTED IN ACCORDANCE WITH SAID RULES. THE ARBITRATOR SHALL APPLY NORTH CAROLINA LAW TO THE RESOLUTION OF ANY DISPUTE, WITHOUT REFERENCE TO RULES OF CONFLICTS OF LAW OR RULES OF STATUTORY ARBITRATION. JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. NOTWITHSTANDING THE FOREGOING, THE PARTIES MAY APPLY TO ANY COURT OF COMPETENT JURISDICTION FOR PRELIMINARY OR INTERIM EQUITABLE RELIEF OR TO COMPEL ARBITRATION IN ACCORDANCE WITH THIS PARAGRAPH. THE EXPENSES OF THE ARBITRATION, INCLUDING THE ARBITRATOR’S FEES, REASONABLE ATTORNEYS’ FEES AND EXPERT WITNESS FEES, INCURRED BY THE PARTIES TO THE ARBITRATION MAY BE AWARDED TO THE PREVAILING PARTY, IN THE DISCRETION OF THE ARBITRATOR, OR MAY BE APPORTIONED BETWEEN THE PARTIES IN ANY MANNER DEEMED APPROPRIATE BY THE ARBITRATOR. UNLESS AND UNTIL THE ARBITRATOR DECIDES THAT ONE PARTY IS TO PAY FOR ALL (OR A SHARE) OF SUCH EXPENSES, ALL PARTIES SHALL SHARE EQUALLY IN THE PAYMENT OF THE ARBITRATOR’S FEES AS AND WHEN BILLED BY THE ARBITRATOR.

10.Conditions to Effectiveness.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)this Amendment, duly executed by Borrower;

(b)payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from Borrower’s accounts; and

(c)such other documents and completion of such other matters as Bank may reasonably request.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

OLO INC.

By:    /s/ Peter Benevides________________
Name: Peter Benevides
Title: Chief Financial Officer

WISELY, LLC

By:    /s/ Noah H. Glass__________________
Name: Noah H. Glass Title: President

BANK:

PACIFIC WESTERN BANK

By:    /s/ James Londono_________________
Name: James Londono
Title: Senior Vice President

Signature Page to Fifth Amendment to Amended and Restated Loan and Security Agreement